Avanticorp International Inc.
                                                     150 York Street, Suite 1206
                                                        Toronto, Ontario M5H-3S5

December 7, 1999

Ataraxia Corp. and
Pageant Technologies Inc.
P.O. Box 267
Providenciales,
Turks & Caicos Islands

Dear Sirs,

         This letter sets out the agreement among Ataraxia Corp. (the "Vendor"), Pageant Technologies Inc. (the "Corporation") and Avanticorp International Inc. (the "Purchaser") pursuant to which the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the outstanding shares in the capital of the Corporation as follows:

1. Subject to the terms hereof, the Purchaser hereby agrees to purchase from the Vendor and the Vendor hereby agrees to sell, assign and transfer and cause to be sold, assigned and transferred to the Purchaser all of the outstanding shares in the capital stock of the Corporation (collectively the "Purchased Shares") legally and beneficially owned by the Vendor, in exchange for 32.0 million fully paid and non-assessable common shares and one million common share purchase warrants (the "Warrants") (collectively, the "Exchanged Securities"). Each Warrant shall entitle its holder to purchase one common share of the Purchaser for (Cdn.) $2.00 during the first twelve months and (Cdn.) $2.30 during the second twelve months and shall expire two years from the date of its issue. The parties agree that the Purchaser shall on the Escrow Closing Date issue the Exchanged Securities in the names of the persons set forth in Schedule "A" hereto in the quantities as set forth therein. The parties agree that the Exchanged Securities shall be issued pursuant to sub-section 72(1)(j) of the Securities Act (Ontario) (the "Act").

2. The closing of the purchase and sale of the Purchased Shares (the "Closing") will be completed in escrow at 11:00 a.m. on the date hereof (the "Escrow Closing Date") at 150 York Street, Suite 1206, Toronto, Canada.

3. Immediately upon execution and delivery of this agreement, the parties shall hold all closing documents in escrow (the "Escrow") as follows:

     (A) the parties hereby direct and authorize the Vendor's legal counsel, Hugh O'Neil & Company, Turks & Caicos, (the "Vendor's Counsel"), to hold the following documents (the "Vendor's Closing Documents") in escrow during the period commencing on the date hereof to the Release Date (the "Interim Period"): (i) a certificate or certificates representing the Purchased Shares, all duly endorsed in transferable form with all signatures guaranteed by a Canadian Chartered Bank or another institution acceptable to the transfer agent of the Corporation; and (ii) an unsigned legal opinion from the Vendor's legal counsel in the form annexed hereto as Schedule "B" (the "Vendor's Counsel's Opinion");

     (B) the parties further agree that the Purchaser shall hold in escrow the following documents (the "Purchaser's Closing Documents") during the Interim Period: (i) a certificate or certificates representing the Exchanged Securities and the date of issuance of said securities shall be post-dated to January 12, 1999 (the "Release Date); and (ii) an unsigned legal opinion from the Purchaser's legal counsel in the form annexed hereto as Schedule "C" (the "Purchaser's Counsel's Opinion"); and

     (C) the Purchaser shall deliver to the Vendor photostatic copies of the Purchaser's Closing Documents and the Vendor shall deliver to the Purchaser photostatic copies of the Vendor's Closing Documents.

4. On the Release Date, the parties hereby direct the Vendor's Counsel to deliver to the Purchaser the Vendor's Closing Documents which shall include a signed copy of the Vendor's Counsel's Opinion, and the Purchaser shall deliver to the Vendor the Purchaser's Closing Documents, which shall include a signed copy of the Purchaser's Counsel's Opinion, save and except that the certificates representing the Exchanged Securities that are to be issued in the names of Skyfield Ventures Inc. and Magaly Bianchini shall be delivered to their respective duly authorized representatives (the "Release of Documents"). The Release of Documents shall take place at 2:00 p.m. on the Release Date at the offices of the Purchaser, at 150 York Street, Suite 1206, Toronto, Ontario or at such other place as the parties may mutually agree in writing.

5. The Vendor hereby covenants, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the purchase by it of the Purchased Shares:

     (a) Except as required by subsection 5(b) hereof, the Corporation's financial statements consisting of a statement of loss and accumulated deficit and statement of cash flows for the period ended August 31, 1998 and a balance sheet as at August 31, 1998 together with the notes thereto and the auditors' report thereon (the "Corporation's Financial Statements"), a copy whereof being annexed hereto as Schedule "D", are true and correct in every material respect and present fairly the financial position of the Corporation as at the date of the Corporation's Financial Statements and the results of its operations for the period then ended;

     (b) The liabilities of the Corporation described as Convertible loans and carried at $563,041 on the balance sheet of the Corporation included in the Corporation's Financial Statements and all other liabilities of the Corporation save and except those incurred in the ordinary course of the Corporation's business will have been satisfied and discharged on or before the Release Date without any cost or liability to the Corporation and the Corporation's cash on hand will be nil on the Release Date;

     (c) the Corporation owns a fifty per cent (50%) interest in U.S. Patent No. 5,295,097, EEC Patent No. 93918644 and Japan Patent No. 505547/1944 (Collectively, the "Patents"), copies of which are attached as Schedule "E" hereto, which are the patents for MAGRAM Technology (as defined below) free and clear of all rights, liens, encumbrances, security interests, mortgages and claims whatsoever and the other 50% interest in the Patents is owned by Estancia Limited ("Estancia") a Turks & Caicos corporation;

     (d) the Corporation holds a valid enforceable exclusive license from Estancia, to exclusively develop, modify, improve, sell, distribute and exploit the high performance memory and memory intensive logic products and technologies, previously called Hall Effect Ferromagnetic Technology or HFRAM Technology and now referred to as MAGRAM Technology (herein, "MAGRAM Technology") (the "Exploitation Rights"), subject to a 40% net profit interest payable to Estancia;

     (e) attached as Schedule "F" to this agreement, and as initialled by the parties, is a true copy of the agreement between Richard Lienau, Estancia and the Corporation pursuant to which the Corporation purchased the Exploitation Rights;

     (f) the Vendor has the right and entitlement to sell, assign and transfer the Purchased Shares to the Purchaser pursuant to the terms of this agreement and the Inventor has granted all requisite consents and approvals to the transactions contemplated herein;

     (g) there will not be any liabilities, contingent or otherwise, of the Corporation not disclosed or reflected in the Corporation's Financial Statements except those incurred in the ordinary course of business of the Corporation since the date of the Corporation's Financial Statements, and the Corporation has not and will not have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

     (h) on the Release Date, the Vendor shall be the sole legal and beneficial holder of the Purchased Shares free and clear of any claims, liens, charges or encumbrances whatsoever and there shall be no contract, option or right binding upon the Vendor to sell the Purchased Shares to any person except for the Purchaser pursuant to this agreement.

6. The Purchaser hereby covenants, represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the sale by it of the Purchased Shares:

     (a) the Purchaser's financial statements consisting of a statement of loss and accumulated deficit and statement of cash flows for the period ended October 31, 1998 and a balance sheet as at October 31, 1998 together with the notes thereto and the auditors' report thereon (the "Purchaser's Financial Statements"), a copy whereof being annexed hereto as Schedule "G", are true and correct in every material respect and present fairly the financial position of the Purchaser as at the date of the Purchaser's Financial Statements and the results of its operations for the period then ended;

     (b) the Purchaser shall as soon as possible following the execution and delivery of this agreement deliver to the Vendor a list of the Purchaser's shareholders produced and certified by the Purchaser's transfer agent and registrar, Equity Transfer Services Inc., and the said list shall confirm the number of outstanding common shares of the Purchaser at 3,490,643 as at the date hereof;

     (c) the Purchaser has the right and entitlement to issue the Exchanged Securities to the Vendor pursuant to the terms of this agreement, and upon their issue as fully paid and non-assessable securities pursuant to the terms hereof, the holder of the Exchanged Securities will not be required, under the Act, to hold the Exchanged Securities for any period of time prior to their resale provided that such resale is not a "distribution" as such term is defined in clause (c) of the definition of "distribution" in the Act;

     (d) there will not be any liabilities, contingent or otherwise, of the Purchaser not disclosed or reflected in the Purchaser's Financial Statements except those incurred in the ordinary course of business of the Purchaser and those required to complete the transactions contemplated herein since the date of the Purchaser's Financial Statements, and the Purchaser has not and will not have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

     (e) the Purchaser undertakes and agrees to comply with all applicable laws and the rules and regulations of any securities regulatory authority governing the issuance of the Exchanged Securities;

     (f) the Purchaser is not aware of any material pending or threatened investigations or actions by environmental regulatory authorities in connection with any of its properties or assets or any material pending or threatened claims relating to environmental conditions of its properties or assets; and

     (g) there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Purchaser at law or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, which may in any way materially and adversely affect the Purchaser including without limitation before or by any securities regulatory authority.

7. The covenants, representations and warranties of the parties contained herein shall survive the closing of the transactions contemplated herein for a period of two years following the Release Date.

8. (a) Subject to section 7, should there be a breach of any of the representations and warranties contained in sections 5 and 6 of this agreement at any time after the Release Date by a party hereto (the "Party in Breach"), then the other party (the "Notifying Party") shall send written notice of such breach (the "Notice") to the Party in Breach at the address set forth at the beginning of this agreement. The Party in Breach shall be entitled to 60 days from the date of the Notice to rectify or cure the breach which is the subject of the Notice. In the event that the breach has not been rectified or cured within 60 days of the date of the Notice, then any continuing dispute shall be referred for arbitration to a single arbitrator to be appointed by the parties.

     (b) Any party may refer any such matter to arbitration by written notice to the other ("Arbitration Notice") and, within ten days after receipt of the Arbitration Notice, the parties will agree on the appointment of an arbitrator, who shall be capable of commencing arbitration within 21 days of his appointment. No person will be appointed as an arbitrator unless such person agrees in writing to act.

     (c) If the parties cannot agree on a single arbitrator as provided in clause (b), or if the person appointed is unwilling or unable to act, any party may request the court to appoint a single arbitrator in accordance with the Arbitrations Act of the Province of Ontario.

9. This agreement may not be assigned by any party hereto without the prior written consent of the other party.

10. This agreement constitutes the whole agreement among the parties with respect to the matters set out herein and annuls all prior discussions, understandings and agreements relating thereto and may not be varied except in writing signed by each of the parties hereto.

11. The validity, performance and interpretation of this agreement shall be governed by the laws of the Province of Ontario as a contract made and wholly to be performed within the said Province. The parties hereto irrevocably submit to the exclusive jurisdiction of Ontario courts for this purpose.

12.  This  agreement  shall  enure to the  benefit  of and be  binding  upon the
     parties  hereto  and  their  respective  legal  personal   representatives,
     successors and permitted assigns.

13. This agreement may be signed by the parties in separate counterparts, each of which may be fax copy, and all of the counterparts so signed shall together form one and the same instrument.

         If you are in agreement with the foregoing, please sign one copy of this letter in the place indicated below and return it to the Vendor, at the address set forth at the head of this letter at your earliest convenience.

                                          Yours very truly,

                                          AVANTICORP INTERNATIONAL INC.


                                          Per: /s/ Ross McGroarty
                                              --------------------------------
                                                 Name: Ross McGroarty
                                                 Title: President


                                          Per: /s/ Sam Fuda
                                              --------------------------------
                                                 Name: Sam Fuda
                                                 Title:


                                          The foregoing is hereby agreed to be
                                          ATARAXIA     CORP.    AND    PAGEANT
                                          TECHNOLOGIES  INC.,  this 7th day of
                                          December, 1998.

                                          ATARAXIA CORP.


                                          Per: /s/ Hibernian Directors Ltd.
                                              --------------------------------
                                                 Name: Hibernian Directors Ltd.
                                                 Title:  Director of the Company


                                          PAGEANT TECHNOLOGIES INC.


                                          Per: /s/ Hibernian Directors Ltd.
                                              --------------------------------
                                                 Name: Hibernian Directors Ltd.
                                                 Title: Director of the Company

                                  SCHEDULE "A"
           to the letter agreement among Avanticorp International Inc.
                and Ataraxia Corp. and Pageant Technologies Inc.


=====================================================================================================
    Name and Address of Person              Number and Type of               Denominations of
         to whom Exchanged              Exchanged Securities to be         Exchanged Securities
    Securities are to be Issued                   Issued                       to be Issued

-----------------------------------------------------------------------------------------------------
Ataraxia Corp.                       16.6 million common shares            100 x 100,000
P.O. Box 267                                                               132 x 50,000
Providenciales,
Turks & Caicos Islands
-----------------------------------------------------------------------------------------------------
Skyfield Ventures                    3.4 million common shares             1 x 3,400,000
C/o Intel Trust
Corso Elvezia
4 P.O. Box 2717
Lugano, Switzerland
-----------------------------------------------------------------------------------------------------
Magaly Bianchini                     100,000 common shares                 1 x 100,000
13280 - 7th Concession
King City, Ontario L7B-1K4
-----------------------------------------------------------------------------------------------------
Deux Basil Inc.                      2.9 million common shares             1 x 2,900,000
C/o Hugh O'Neill & Co.
B.C.M. Cape Building
Leeward Highway,
Providenciales
Turks & Caicos Islands
-----------------------------------------------------------------------------------------------------
Millcreek Limited                    2.7 million common shares             1 x 2,700,000
C/o International Company
Services (BVI) Limited
Road Town, Tortola, BVI
-----------------------------------------------------------------------------------------------------
Thorblaujep Inc.                     3,466,587 common shares               1 x 3,466,587
C/o Hugh O'Neill & Co.
B.C.M. Cape Building
Leeward Highway,
Providenciales
Turks & Caicos Islands
-----------------------------------------------------------------------------------------------------
Sterling 1850 Ltd.                   2,833,413 common shares               1 x 2,833,413
C/o Hugh O'Neill & Co.               1,000,000 warrants                    1 x 1,000,000
B.C.M. Cape Building
Leeward Highway,
Providenciales
Turks & Caicos Islands
=====================================================================================================